SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BRANDYWINEGLOBAL – GLOBAL INCOME OPPORTUNITIES FUND INC.

(Name of Registrant as Specified in Its Charter)

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VOTE TODAY! June 23, 2020 Dear Shareholder, Our records indicate you have not voted your shares Your vote is required to approve a new management contract 1 Without your vote, the Fund’s operations may be terminated Once your vote has been counted, you will no longer receive these mailings from the Fund The BrandywineGLOBAL—Global Income Opportunities Fund Inc. (the “Fund”) Special Meeting of Shareholders scheduled to be held on July 6, 2020 is quickly approaching. Vote today to enable the Fund to continue to operate and deliver uninterrupted value that you rely on. Vote “FOR” the Fund that has Delivered Strong Total Returns and Distributions Payouts to Shareholders A vote “FOR” the new agreements with the Fund’s 2-year annualized distribution of 7.52%, investment manager and subadviser will build on the Fund’s up 6.70% over the same period in 2019 proven track record of significant value creation, including: Without approval of these new agreements, the Fund may be forced to liquidate. Liquidation could result in serious negative implications for long-term shareholders. Remember, failure to vote is the same as voting against the new agreements. Protect the Value of Your Investment — Vote the WHITE Proxy Card Today We urge you to follow the unanimous recommendation of the Fund’s Board of Directors, as well as external third party recommendations from two of the leading independent proxy advisory firms, Institutional Shareholder Services and Glass Lewis & Co., to vote “FOR” the new agreements on the WHITE proxy card. Please vote today to continue to receive the returns and distribution payouts you rely on!

Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Shareholders Call Toll Free: (877) 750-8197 Incorporated Banks and Brokers Call: (212) 750-5833 REMEMBER We urge you NOT to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card. Notes 1 The “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadviser, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, will cause your Fund’s management and subadvisory agreements to terminate. 2 Based on market price for the period ended April 30, 2020. Forward Looking Statement Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.